UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

CONNECTICUT	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut		06053
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2012, Stanley Black & Decker, Inc. (the “Company”) completed a public offering of $750,000,000 aggregate principal amount of its 5.75% Junior Subordinated Debentures due 2052 (the “Debentures”). The Debentures were offered under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-178017), filed with the Securities and Exchange Commission on November 16, 2011.

The Debentures were issued under the Indenture, dated November 22, 2005 (the “Initial Indenture”), as supplemented by the Third Supplemental Indenture, dated July 25, 2012 (the “Third Supplemental Indenture” and together with the Initial Indenture, the “Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Indenture includes customary agreements and covenants by the Company.

The Debentures are the Company’s unsecured obligations and rank equally in right of payment with its other unsecured junior subordinated indebtedness from time to time outstanding. The Debentures will mature on July 25, 2052. Interest on the Debentures will be payable on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2012. The interest rate on the Debentures is 5.75% per annum. The Company may defer interest payments during one or more deferral periods for up to five consecutive years per deferral period under certain circumstances. The Debentures were sold to investors at par.

The Debentures are redeemable, in whole or in part, at any time and from time to time, at the Company’s option. The redemption price for the Debentures to be redeemed on any redemption date that is prior to July 25, 2017 will be equal to the greater of: (i) 100% of the principal amount of the Debentures to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Debentures to be redeemed (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 50 basis points, plus accrued and unpaid interest. The redemption price for the Debentures to be redeemed on any redemption date that is on or after July 25, 2017 will be equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest. In addition, the Company may redeem the Debentures in whole, but not in part, before July 25, 2017 if certain changes in tax laws, regulations or interpretations occur. In such case, the redemption price will be 100% of the principal amount of such Debentures being redeemed plus accrued and unpaid interest. The Company may also redeem the Debentures at its option, in whole but not in part, before July 25, 2017 if a rating agency changes the equity credit criteria for securities such as the Debentures. In such case, the redemption price will be equal to 102% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest. In each case, the Company will pay accrued and unpaid interest to, but not including, the redemption date.

The Third Supplemental Indenture and a form of the global certificate evidencing the Debentures (the “Form of Debenture”) are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference. The descriptions of the material terms of the Debentures and the Third Supplemental Indenture are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Third Supplemental Indenture and the Form of Debenture is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

The following materials are filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

4.1	Third Supplemental Indenture, dated July 25, 2012, between the Company and HSBC Bank USA, National Association, as Trustee, related to the 5.75% Junior Subordinated Debentures due 2052.

4.2	Form of 5.75% Junior Subordinated Debentures due 2052 (included as part of Exhibit 4.1 hereto).

5.1	Opinion of Donald J. Riccitelli with respect to the legality of the Debentures.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Stanley Black & Decker, Inc., with respect to the legality of the Debentures.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Stanley Black & Decker, Inc., with respect to certain tax matters.

23.1	Consent of Donald J. Riccitelli (included as part of Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters (included as part of Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

By:	/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Dated: July 25, 2012

Exhibit Index

Exhibit No.	Exhibit

4.1	Third Supplemental Indenture, dated July 25, 2012, between the Company and HSBC Bank USA, National Association, as Trustee, related to the 5.75% Junior Subordinated Debentures due 2052.

4.2	Form of 5.75% Junior Subordinated Debentures due 2052 (included as part of Exhibit 4.1 hereto).

5.1	Opinion of Donald J. Riccitelli with respect to the legality of the Debentures.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Stanley Black & Decker, Inc., with respect to the legality of the Debentures.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Stanley Black & Decker, Inc., with respect to certain tax matters.

23.1	Consent of Donald J. Riccitelli (included as part of Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain tax matters (included as part of Exhibit 8.1 hereto).